Exhibit 99.1
Luminar Reports Q2 2021 Results and Business Update
Raises Guidance for Full-Year 2021 Revenue, Major Commercial Program Targets
And Forward-Looking Order Book
Orlando, Fla. — Aug. 12, 2021 — Luminar Technologies, Inc. (NASDAQ: LAZR), the global leader in automotive lidar hardware and software technology, today announced its quarterly business update and financials for the second quarter of 2021, ended June 30, 2021. The company is increasing full-year guidance for major commercial wins, revenue, and forward-looking order book growth as a result of strong year-to-date execution and accelerating OEM adoption of Luminar.

“This has certainly been our most incredible quarter yet. We’ve been relentlessly executing and are on-track or beating each of our five key milestones. Since our last update, we made our first acquisition as a public company, and we achieved the industry’s most significant commercial win to-date for lidar and software,” said Austin Russell, Luminar Founder and CEO. “Our industry-first standardization win with Volvo has solidified Luminar as not only the standard in automotive lidar, but also the standard for next-generation vehicle safety.”

Major 2021 Milestones and Q2 Company Highlights:

Today, Luminar reported second-quarter progress on its five key 2021 milestones set forth at the beginning of the year and increased several targets driven by strong year-to-date performance.
1.Iris Industrialization for Series Production: Luminar has now locked down over 85% of its series production supply chain and tooling for Iris, and expects to enter the C-phase in the fourth quarter. The company has also completed and passed some of the most challenging automotive-grade testing for Iris, including thermal, shock, vibration, and electrical. The company also acquired OptoGration1, its exclusive InGaAs chip design partner and manufacturer, which secures a key part of its supply chain and deepens Luminar’s competitive moat. In addition, the company was awarded its one hundredth patent in the second quarter, more than all other public lidar companies combined.
2.Software & Product Development: Today, Luminar showcased its first public demonstration2 of its Proactive Safety™ software and capabilities in action. Luminar software is also a part of Volvo’s standard safety package program for their next-generation electric SUV. Luminar remains on track to deliver its alpha version of the full-stack Sentinel solution by year end.
3.Commercial Programs & Customer Adoption: Volvo’s decision to make Luminar a standard3 feature on its next-generation electric SUV represents an industry first and a catalyst for next-generation automotive safety. Luminar is now doubling its major commercial win target this year to six from three, based on accelerated adoption of Luminar for OEM programs.
4.Forward-Looking Order Book: Luminar is raising its 2021 forward-looking order book growth target to 60% over the prior year, up from the previous target of 40% growth.
5.Liquidity and Cash Position: Luminar remains on track to achieve its target of ending the year with more cash on the balance sheet compared to year-end 2020, driven by continued disciplined use of cash and greater commercial success than expected.
Key Q2 2021 Financials:
Financial Guidance Increase: The company is raising its full-year 2021 revenue guidance to $30 to $33 million versus prior guidance of $25 to $30 million.
•Revenue was $6.3 million, an 84% year-over-year increase and a 19% increase compared to the prior quarter.
•GAAP and Non-GAAP net loss: Non-GAAP net loss was $27.7 million, or $(0.08) per share, compared to a non-GAAP net loss of $18.0 million, or $(0.14) per share, basic and diluted, for the second quarter of 2020. GAAP net loss was $36.8 million, or $(0.11) per share compared to a GAAP net loss of $25.4 million, or $(0.20) per share for the second quarter of 2020.
•Cash, Cash Equivalents and Marketable Securities were $580.4 million as of June 30, 2021, compared to $485.7 million as of December 31, 2020. Cash spend (operating cash flow less capital expenditures) was $32.0 million during the second quarter.
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1 https://www.luminartech.com/optogration
2 https://www.luminartech.com/pathtoseriesproduction
3 https://www.luminartech.com/standardized-on-next-gen-volvo

Webcast Details
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a business update followed by a live Q&A session.
What: Video Webcast featuring Quarterly Business Update, Q2 Financials and Live Q&A
Date: Today, August 12, 2021
Time: 2:00 p.m. PT (5:00 p.m. ET)
A live webcast of the event will be available on Luminar’s Investor site at https://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation.
For additional information or to be added to our investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Luminar considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.
This presentation includes non-GAAP financial measures, including non-GAAP net loss, Free Cash Flow (“FCF”) and Order Book. Non-GAAP net loss is defined as GAAP net loss plus stock-based compensation plus expenses related to registration statement on Form S-1 on behalf of selling stockholders plus change in fair value of warrant liabilities. FCF is defined as operating cash flow less capital expenditures.
Order Book is defined as the forward-looking cumulative sales estimates of Luminar’s hardware and software products over the lifetime of given programs which Luminar’s technology is integrated into or provided for, based primarily on projected/actual contractual pricing terms and good faith estimates of “take rates” of Luminar’s technology on vehicles. Such anticipated programs and volumes/take rates are based on commitments by our partners that are dependent on successful performance through development and validation and entering definitive purchase orders for series production, which may change for a variety of reasons as disclosed herein and other SEC filings, including, without limitation, the risks set forth in the “Forward-Looking Statements” section below. Customer production vehicle volume estimates (and take rates when applicable) are largely sourced from (i) the OEM/customer, (ii) IHS Markit or other third party estimates, and/or (iii) Luminar’s management good faith estimates.
Luminar defines a “major win” as a written agreement with a major industry player, including based on their past experience in high volume production, leadership in autonomy, or market leadership, that selects our technology for what is expected to be a significant commercial program, including OEM series production programs. We only include major commercial wins in our forward-looking order book calculation, and subject to the risks set forth in the “Forward-Looking Statements” section below.
Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Luminar’s preparation for series production and scale and Luminar’s expectation that its technology will be standard on Volvo Cars’ next generation electric SUV, that Sentinel software will be successfully released and validated with demonstrable safety benefits, that Luminar will succeed in achieving additional commercial wins in 2021, that major wins will successfully result into series production to achieve the order book outlook, that full year spending and expansion will continue as planned, and that Luminar will successfully integrate the technology, manufacturing, and staffing of OptoGration Inc. after acquisition. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements including the risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on April 14, 2021, the registration statements on Form S-1 (Nos. 333-251657 and 333-257989) filed with the SEC and amendments thereto, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

About Luminar
Luminar Technologies, Inc. (Nasdaq: LAZR) is transforming automotive safety and autonomy by delivering lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including a majority of the top global automotive OEMs. In 2020, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, which now expects to make Luminar’s technology part of the standard safety package on their next generation electric SUV. Additional customer wins include SAIC, Daimler Truck AG, Intel’s Mobileye, Pony.ai and Airbus UpNext. Founded in 2012, Luminar employs approximately 400 with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information, please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$134,689	$208,944
Restricted cash	725	775
Marketable securities	445,755	276,710
Accounts receivable	2,444	5,971
Inventories, net	4,318	3,613
Prepaid expenses and other current assets	13,660	4,797
Total current assets	601,591	500,810
Property and equipment, net	9,258	7,689
Operating lease right-of-use assets	11,976	—
Goodwill	701	701
Other non-current assets	2,641	1,151
Total assets	$626,167	$510,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,996	$6,039
Accrued and other current liabilities	12,904	10,452
Operating lease liabilities	4,275	—
Debt, current	64	99
Total current liabilities	24,239	16,590
Warrant liabilities	44,825	343,400
Debt, non-current	194	302
Operating lease liabilities, non-current	8,760	—
Other non-current liabilities	1,133	1,318
Total liabilities	79,151	361,610
Stockholders’ equity:
Class A common stock	24	22
Class B common stock	11	11
Additional paid-in capital	1,244,228	733,175
Accumulated other comprehensive income	7	34
Accumulated deficit	(697,254)	(584,501)
Total stockholders’ equity	547,016	148,741
Total liabilities and stockholders’ equity	$626,167	$510,351

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$6,309	$3,424	$11,622	$7,296
Cost of sales	7,853	7,442	15,492	11,285
Gross loss	(1,544)	(4,018)	(3,870)	(3,989)
Operating expenses:
Research and development	19,913	9,708	33,923	18,116
Sales and marketing	3,507	1,232	6,142	3,075
General and administrative	19,237	4,892	29,510	9,505
Total operating expenses	42,657	15,832	69,575	30,696
Loss from operations	(44,201)	(19,850)	(73,445)	(34,685)
Other income (expense), net:
Change in fair value of warrant liabilities	6,928	(4,265)	(39,721)	(4,574)
Loss on extinguishment of debt	—	(866)	—	(866)
Interest expense and other	(288)	(489)	(488)	(1,021)
Interest income and other	731	35	901	130
Total other income (expense), net	7,371	(5,585)	(39,308)	(6,331)
Net loss	$(36,830)	$(25,435)	$(112,753)	$(41,016)
Net loss attributable to common stockholders	$(36,830)	$(25,435)	$(112,753)	$(41,016)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.20)	$(0.33)	$(0.32)
Shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	340,255,023	129,650,239	336,641,349	128,780,581

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(112,753)	$(41,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,332	1,241
Noncash lease expense related to operating right-of-use assets	1,748	—
Amortization of premium on marketable securities	602	—
Unrealized loss on marketable securities	60	—
Change in fair value of warrants	39,721	4,574
Impairment of inventories	1,453	2,481
Loss on extinguishment of debt	—	866
Share-based compensation	16,367	3,413
Other	512	—
Changes in operating assets and liabilities:
Accounts receivable	3,527	(3,940)
Inventories	(2,640)	(3,440)
Prepaid expenses and other current assets	(8,469)	(1,049)
Other non-current assets	(1,490)	638
Accounts payable	854	92
Accrued and other current liabilities	2,652	2,531
Other non-current liabilities	(1,659)	(369)
Net cash used in operating activities	(58,183)	(33,978)
Cash flows from investing activities:
Purchases of marketable securities	(376,289)	—
Proceeds from maturities of marketable securities	169,619	—
Proceeds from sales of marketable securities	36,937	285
Purchases of property and equipment	(2,710)	(708)
Net cash used in investing activities	(172,443)	(423)
Cash flows from financing activities:
Cash received from Gores on settlement of recapitalization of escrow	10	—
Proceeds from the issuance of debt	—	31,910
Repayment of debt	(143)	(3,843)
Principal payments on finance leases (capital lease prior to adoption of ASC 842)	(143)	(108)
Proceeds from exercise of warrants	153,927	—
Proceeds from exercise of stock options	2,812	—
Proceeds from issuance of restricted common stock	—	9
Payments of employee taxes related to vested restricted stock units	(140)	—
Repurchase of common stock and redemption of warrants	(2)	(4)
Net cash provided by financing activities	156,321	27,964
Net decrease in cash, cash equivalents and restricted cash	(74,305)	(6,437)
Beginning cash, cash equivalents and restricted cash	209,719	27,305
Ending cash, cash equivalents and restricted cash	$135,414	$20,868

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
GAAP net loss	$(36,830)	$(25,435)	$(112,753)	$(41,016)
Non-GAAP adjustments:
Stock-based compensation	14,530	2,284	16,367	3,413
Expenses related to registration statement on Form S-1 on behalf of selling stockholders	1,521	—	1,982	—
Change in fair value of warrant liabilities	(6,928)	4,265	39,721	4,574
Loss on extinguishment of debt	—	866	—	866
Non-GAAP net loss	$(27,707)	$(18,020)	$(54,683)	$(32,163)
GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.20)	$(0.33)	$(0.32)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.14)	$(0.16)	$(0.25)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	340,255,023	129,650,239	336,641,349	128,780,581
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	340,255,023	129,650,239	336,641,349	128,780,581

Contact Information
Media Relations:
Press@luminartech.com

Investor Relations:
Trey Campbell
trey.campbell@luminartech.com